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Exhibit 21.1

Subsidiaries

  •
  Clean Energy Fueling Services Corp.

  •
  Clean Energy

  •
  Clean Energy Construction

  •
  Clean Energy Finance, LLC

  •
  Blue Energy General, LLC

  •
  Blue Energy Limited, LLC

  •
  Clean Energy & Technologies LLC

  •
  Natural Fuels Company LLC

  •
  Natural/Total Limited Liability Company

  •
  Natural/Peoples Limited Liability Company

  •
  Clean Energy LNG, LLC

  •
  Clean Energy Texas LNG, LLC

  •
  Blue Fuels Group, LP

  •
  DFW Airport CNG Partnership, LLP

  •
  TranStar Energy Company, LP

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  Exhibit 21.1